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                                                                   EXHIBIT 21.01

                          CADENCE DESIGN SYSTEMS, INC.
                         SUBSIDIARIES OF THE REGISTRANT

The Registrant's subsidiaries and the country in which each is incorporated or organized, are as follows:

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
1Chip Silicon Systems, Inc.                                    U.S.A.
849 College Avenue, Inc.                                       U.S.A.
Accent S.r.l.(1)                                               Italy
Altius Solutions, Inc.                                         U.S.A.
Ambit Design Systems, Inc.                                     U.S.A.
Arkos Design Systems, Inc.                                     U.S.A.
Beijing Cadence Electronics Technology Co., Ltd.               China
Cadence (Barbados) FSC Inc.                                    Barbados
Cadence China Ltd.                                             Hong Kong
Cadence China Technologies Pte. Ltd.                           Hong Kong
Cadence Credit Corporation                                     U.S.A.
Cadence Design Foundry, Inc.                                   U.S.A.
Cadence Design Foundry UK Ltd.                                 United Kingdom
Cadence Design Service Y.K.                                    Japan
Cadence Design Systems (Canada) Limited                        Canada
Cadence Design Systems (Cyprus) Limited                        Cyprus
Cadence Design Systems (India) Private Ltd.                    India
Cadence Design Systems (Ireland) Limited                       Ireland
Cadence Design Systems (Israel) Limited                        Israel
Cadence Design Systems (Japan) B.V.                            Netherlands
Cadence Design Systems (S) Pte Ltd.                            Singapore
Cadence Design Systems (Taiwan) B.V.                           Netherlands
Cadence Design Systems AB                                      Sweden
Cadence Design Systems Asia Ltd.                               Hong Kong
Cadence Design Systems B.V.                                    Netherlands
Cadence Design Systems GmbH                                    Germany
Cadence Design Systems I B.V.                                  Netherlands
Cadence Design Systems Limited                                 United Kingdom
Cadence Design Systems Ltd.                                    Hungary
Cadence Design Systems S.A.S.                                  France
Cadence Design Systems S.r.l.                                  Italy
Cadence Design Systems Business Services Limited               Hungary
Cadence Design Technologies PTE Limited(2)                     Singapore
Cadence International Sales Corporation                        U.S. Virgin Islands
Cadence Korea Ltd.                                             Korea
Cadence Methodology Services Company Limited                   Taiwan
Cadence Netherlands B.V.                                       Netherlands
Cadence Receivables Consolidation Corporation                  U.S.A.
Cadence Receivables Corporation                                U.S.A.
Cadence Taiwan, Inc.                                           Taiwan
Cadence Technology Inc.                                        U.S.A.
Cadence Technology Limited                                     Ireland
CadMOS Design Technology, Inc.                                 U.S.A.
Castlewilder                                                   Ireland
Celestry Design Technologies, Inc.                             Korea
Celestry Design Technologies, Inc.                             U.S.A.
Celestry Design Technologies (Singapore) PTE Ltd.              Singapore
Celestry Design Technologies (Taiwan) Co., Ltd.                Taiwan
Celestry Design Technologies GmbH                              Germany
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
Celestry Design Technologies SAS                               France
Celestry Micro Electronics (Beijing) Co., Ltd.                 China
Cooper & Chyan Technology, Inc.                                U.S.A.
Daffodil Acquisition II, Inc.                                  U.S.A.
Daffodil Acquisition LLC                                       U.S.A.
Daffodil Acquisition, Inc.                                     U.S.A.
Design Acceleration, Inc.                                      U.S.A.
Detente Technology, Inc.                                       U.S.A.
Diablo Lighting, Inc.                                          U.S.A.
Diablo Research Company LLC                                    U.S.A.
DSM Technologies, Inc.                                         U.S.A.
JTA Research Incorporated                                      U.S.A.
Microsim Corporation                                           U.S.A.
Orcad, Inc.                                                    U.S.A.
Parvimmo S.C.I.                                                France
Project Black, Inc.                                            U.S.A.
Project Don, Inc.                                              U.S.A.
Quickturn Design Systems Asia, Inc.                            U.S.A.
Quickturn Design Systems FSC, Inc.                             Barbados
Quickturn Design Systems GmbH                                  Germany
Quickturn Design Systems International, Inc.                   U.S.A.
Quickturn Design Systems, Inc.                                 U.S.A.
River Oaks Place Associates                                    U.S.A.
Seely Avenue Corp.                                             U.S.A.
Seely Properties, Inc.                                         U.S.A.
Silicon Perspective Corporation                                Canada
Silicon Perspective Corporation                                U.S.A.
Silicon Perspective (Holding) Corporation                      U.S.A.
Silicon Perspective Ltd.                                       Israel
Silicon Perspective S.A.R.L.                                   France
Simon Software, Inc.                                           U.S.A.
Simplex Solutions GmbH                                         Germany
Simplex Solutions Ltd.                                         Israel
Simplex Solutions KK                                           Japan
Simplex Solutions SAS                                          France
Simplex Solutions UK Ltd.                                      United Kingdom
Simplex Special Purpose, Inc.                                  U.S.A.
Speedsim, Inc.                                                 U.S.A.
SpinCircuit, Inc.                                              U.S.A.
SpinCircuit India                                              India
Symbionics Group Limited                                       United Kingdom
Synthesia AB                                                   Sweden
Tality, LP                                                     U.S.A.
Tality Canada B.V.                                             Netherlands
Tality Canada Corporation                                      Canada
Tality Holdings BV                                             Netherlands
Tality Holdings Inc.                                           U.S.A.
Tality India Services Private Ltd.                             India
Tality Transition Corporation                                  U.S.A.
UniCAD, Inc.                                                   U.S.A.
Westport Technologies                                          Canada
Zhongguanun - Cadence Institute of Software Technology
Management Company, Ltd.                                       China
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(1) Cadence has 49% ownership.
(2) Cadence Design Systems (Ireland) Limited owns 19% of this entity.